Exhibit 5.1

[Letterhead of Womble Bond Dickinson (US) LLP Letterhead]

March 12, 2021

Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Vulcan Materials Company, a New Jersey corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the proposed offer and sale by the Company of the following securities (the “Securities”): (a) debt securities (the “Debt Securities”); (b) shares of common stock, $1.00 par value per share (the “Common Stock”); (c) one or more series of shares of preference stock, no par value per share (the “Preference Stock”); (d) depositary shares (the “Depositary Shares”); (e) warrants (the “Warrants”); (f) stock purchase contracts (the “Purchase Contracts”); and (g) units (the “Units”).  The Registration Statement provides that specific terms of the Securities will be provided in supplements to the prospectus contained in the Registration Statement.  The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures between the Company and existing and/or yet to be named trustees (collectively, the “Indentures”), the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, and the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.  In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that each of the Debt Securities, the Indenture, the Deposit Agreement, the Warrant Agreement, the Purchase Contract Agreement, and the Unit Agreement (each as such terms are defined in this opinion letter) constitutes the enforceable obligation of the parties thereto other than the Company; (d) that the Company will have sufficient authorized capital stock to effect the issuance of any of the Common Stock or Preference Stock at the time of issuance; (e) the proper issuance and accuracy of certificates of public officials and representatives of the Company; and (f) that the Company will receive consideration for the issuance of the Common Stock and the Preference Stock in each case that is at least equal to the amount of consideration specified in the resolutions of the Board of Directors of the Company, or a committee thereof, relating to the sale of such Common Stock or Preference Stock.

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company to authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preference Stock upon conversion or exchange of any other Securities), and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.          With respect to Debt Securities to be issued under one or more indentures (each, an “Indenture”), when (a) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder and (b) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.

2.          With respect to Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3.          With respect to Preference Stock, when (a) the applicable Certificate of Designation for the Preference Stock to be issued has been authorized by the Company’s Board of Directors, executed and duly filed with the Office of the Secretary of State of New Jersey and (b) the shares of Preference Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preference Stock will be validly issued, fully paid and nonassessable.

4.          With respect to Common Stock or Preference Stock to be issued upon conversion of the Debt Securities or Preference Stock, when (a) if applicable, the Certificate of Designation for the Preference Stock to be issued has been authorized by the Company’s Board of Directors, executed and duly filed with the Office of the Secretary of State of the State of New Jersey and (b) such Common Stock or Preference Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities or Preference Stock, as the case may be, such shares of Common Stock or Preference Stock will be validly issued, fully paid and nonassessable.

5.          With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the applicable Certificate of Designation for the Depositary Shares has been duly filed with the Office of the Secretary of State of the State of New Jersey and (c) the Depositary Shares have been issued and delivered in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

6.          With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

7.          With respect to Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Purchase Contracts have been established in accordance with the terms of the Purchase Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements related thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements and (d) such Purchase Contracts have been executed and delivered in accordance with the Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Purchase Contracts will be legal, valid and binding obligations of the Company.

8.          With respect to the Units, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, (c) the Units and have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

The opinions set forth in paragraphs 1 and 6 through 8 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.  We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the laws of the States of New Jersey and New York (excluding the securities laws and blue sky laws of the States of New Jersey and New York), and we express no opinion on the law of any other jurisdiction, including federal laws and rules and regulations relating thereto.

This opinion is rendered as of the date hereof, and we undertake no (and hereby disclaim any) obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP